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                                                                      EXHIBIT 23

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent public accountants, we hereby consent to the incorporation, in this Form 10-K, of our report dated February 7, 2002 included in Registration Statement File Nos. 333-52775 and 333-71443. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 29, 2002

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